Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-154708 and 333-188451) and Form S-3 (No. 333-183350) of Arabian American Development Company (the “Company”) of our report dated March 18, 2013, except as to Notes 3, 10, 17 through 19, as to which the date is June 21, 2013, with respect to the consolidated financial statements and financial statement schedule of Arabian American Development Company for the years ended December 31, 2012, 2011, and 2010, and our report dated March 18, 2013 with respect to the effectiveness of internal control over financial reporting both which appears in the Company’s Form 10-K for the year ended December 31, 2012 as amended by the Form 10-K/A-1 filed on June 26, 2013 and by this Form 10-K/A-2.

Our report on the consolidated financial statements of the Company includes an emphasis of matter paragraph regarding the restatement of the Company’s consolidated financial statements for the year ended December 31, 2012 to reflect the effect of adjustments identified in the preparation of the financial statements of an equity method investee in accordance with generally accepted accounting principles in the United States.

Our report on the consolidated financial statements of the Company includes an explanatory paragraph concerning the Company’s change in its method of accounting for its investment in AMAK from the cost method of accounting to the equity method of accounting.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

/s/ BKM Sowan Horan, LLP
Addison, Texas
August 30, 2013

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-154708 and 333-188451) and Form S-3 (No. 333-183350) of Arabian American Development Company (the “Company”) of our report dated June 10, 2013 with respect to the financial statements of Al Masane Al Kobra Mining Company for the years ended December 31, 2012, 2011, and 2010, which appears in the Company’s Form 10-K/A-1  for the year ended December 31, 2012 and amended by this Form 10-K/A-2.

/s/ Mamdouh Al Majed CPAs
Riyadh, Saudi Arabia
August 30, 2013